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                                                                     EXHIBIT 1.1


                              BLUEGREEN CORPORATION
                                  $110,000,000
                      10-1/2% Senior Secured Notes due 2008


                               PURCHASE AGREEMENT


                                 March 26, 1998


NatWest Capital Markets Limited
McDonald & Company Securities, Inc.
c/o NatWest Capital Markets Limited
135 Bishopgate
London, EC2M 3XT
United Kingdom

Ladies and Gentlemen:

                  Each of the undersigned hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below.

                  1. THE NOTES. Subject to the terms and conditions herein contained, Bluegreen Corporation, a Massachusetts corporation (the "Company"), proposes to issue and sell to the Initial Purchasers $110,000,000 aggregate principal amount of its 10-1/2% Senior Secured Notes due 2008 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of April 1, 1998 between the Company, each subsidiary of the Company that is a signatory hereto, as subsidiary guarantors (each a "Guarantor Subsidiary" and collectively, the "Guarantor Subsidiaries") and SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee").

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, the Notes may only be sold by the Initial Purchasers to a "qualified institutional buyer" as defined in Rule 144A under the Act ("QIB"). The Notes will be covered by guarantees (each a "Note Guarantee" and collectively, the "Note Guarantees") from each of the Guarantor Subsidiaries. The Note Guarantees will be senior obligations of each of the Guarantor Subsidiaries and will rank PARI PASSU in right of payment with all existing and future Senior Indebtedness of each of the Guarantor Subsidiaries and senior in right of payment with all existing and future Subordinated Obligations of each of the Subsidiaries. The Note Guarantees of certain of the Guarantor Subsidiaries are secured by a Mortgage (as defined herein) or similar instrument on certain real property owned by such Guarantor Subsidiaries.

                  In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated March 6, 1998 (together with all the documents incorporated by



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reference therein, the "Preliminary Memorandum") and will prepare a final offering memorandum dated March 27, 1998 (together with all the documents incorporated by reference therein, the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes and a description of the Company and the Subsidiaries.

                  The Company and the Initial Purchasers will enter into a Registration Rights Agreement (the "Registration Rights Agreement") prior to or concurrently with the issuance of the Notes. Pursuant to the Registration Rights Agreement, under the circumstances and the terms set forth therein, the Company will agree to file with the Securities and Exchange Commission (the "Commission"): (i) a registration statement on Form S-4 (the "Exchange Offer Registration Statement") relating to a registered Exchange Offer (as defined in the Registration Rights Agreement) for the Notes under the Act to offer to the holders of the Notes the opportunity to exchange their Notes for an issue of notes substantially identical to the Notes that would be registered under the Act (the "Exchange Notes") (except that (a) interest thereon will accrue from the last date on which interest was paid on the Notes, or if no such interest has been paid, from the date of original issuance of the Notes, (b) such Exchange Notes will not contain restrictions on transfer, and (c) such Exchange Notes will not contain provisions relating to an increase in their interest rate under certain circumstances); or (ii) alternatively, in the event that applicable interpretations of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Notes to participate in the Exchange Offer, a shelf registration statement (the "Shelf Registration Statement") to cover resales of Notes by such holders who satisfy certain conditions, including providing certain information in connection with the Shelf Registration Statement.

                  As used herein, the term "Significant Subsidiary" shall mean those subsidiaries of the Company set forth on Annex I hereto.

                  2. REPRESENTATIONS AND WARRANTIES. The Company and each Guarantor Subsidiary represent and warrant to, and agree with, the Initial Purchasers that:

                           (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and, in the case of the Final Memorandum and any amendment or supplement thereto, at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or shall contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

                           (b) As of the Closing Date, (i) the Company will have the authorized and issued capital stock set forth in the Final Memorandum; (ii) (A) the Guarantor



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         Subsidiaries, (B) each subsidiary of the Company that constitutes a
         Receivables Subsidiary (as defined in the Final Memorandum); (C) Bluegreen Aruba N.V., (D) Resort Title Agency, Inc. and (E) each subsidiary of the Company which is established and continues to operate for the limited purpose of holding a real estate broker's license and acting as a broker for the Company and its subsidiaries in connection with the sale of real estate or timeshare interests (collectively, the "Subsidiaries"), constitute all of the subsidiaries of the Company;
         (iii) the Company will own, directly or indirectly, the percentage of the issued and outstanding stock (or other equity securities) of each of the Subsidiaries as listed on Schedule 2 hereto; (iv) all of the outstanding shares of capital stock of the Company and the Subsidiaries as of the Closing Date will be duly authorized and validly issued, will be fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights; (v) except as set forth in the Final Memorandum, there are no (x) options, warrants or other rights to purchase from the Company and the Subsidiaries, (y) agreements or other obligations of the Company or any of the Subsidiaries to issue or (z) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of, or other equity securities in, the Company or any of the Subsidiaries outstanding. Except as disclosed on Schedule 2, the Company does not own, directly or indirectly, any capital stock or any other equity or long-term debt securities or have any equity interests in any firm, partnership, joint venture, limited liability company or other entity.

                           (c) The Company and each of the Subsidiaries has been duly organized, is validly existing and is in good standing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of incorporation or formation, with all requisite corporate or partnership power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

                           (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized, executed and delivered by the Company and, when authenticated by the Notes Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, will entitle the Initial Purchasers to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).



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                           (e) The Company and each Guarantor Subsidiary has all
         requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized, executed and delivered by the Company and each Guarantor Subsidiary and will constitute a valid and legally binding agreement of the Company and each Guarantor Subsidiary, enforceable against the Company and each Guarantor Subsidiaries in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                           (f) The Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement) have been duly and validly authorized by the Company, and when the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Notes Trustee in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and will be enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                           (g) The Company and each Guarantor Subsidiary has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor Subsidiary and constitutes a valid and legally binding agreement of the Company and each Guarantor Subsidiary enforceable against the Company and each Guarantor Subsidiary in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and (B) that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

                           (h) Each of the Guarantor Subsidiaries has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Note Guarantee executed by it. Each Note Guarantee has been duly and validly authorized, executed and delivered by the applicable Guarantor Subsidiary and constitutes a valid and legally binding agreement of such Guarantor Subsidiary enforceable against such Guarantor Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally

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         and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                           (i) Each of the Significant Subsidiaries which owns Pledged Properties (as defined in the Indenture) has marketable fee simple title to such Pledged Properties identified in Schedule P to the Indenture as being owned by it; no person or entity has any right, option, or first refusal to purchase or lease all or any part of the Pledged Properties except for bona fide purchasers of Residential Lots (as defined in the Indenture); there are no parties in possession of any of the Pledged Properties other than the Significant Subsidiary identified in Schedule P to the Indenture as being the owner thereof; there is no litigation pending, or to the best of the knowledge of the Company and each Significant Subsidiary, threatened against or affecting any of the Pledged Properties that would have a material adverse effect upon the Company, any Significant Subsidiary, or any of the Pledged Properties; each of the Pledged Properties is in compliance with all governmental laws, rules, and regulations, including those pertaining to the environment, except where non-compliance could not have a material adverse effect on the value of such Pledged Property; and each of the Pledged Properties is free and clear of all liens (including mechanics' liens, mortgages and deeds of trust) except for the lien for taxes and assessments which are not yet due and payable.

                           (j) The Company and each Guarantor Subsidiary has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor Subsidiary.

                           (k) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the execution, delivery or performance of this Agreement, the Notes, the Note Guarantees, the Mortgages, the Registration Rights Agreement or the Indenture by the Company or the Guarantor Subsidiaries or the consummation by the Company or any Guarantor Subsidiary of this Agreement, the Note Guarantees, the Mortgages, the Registration Rights Agreement and the Indenture or the consummation by the Company or any of the Guarantor Subsidiaries of the transactions contemplated hereby or thereby that are to be completed on or before the Closing Date, except such as have been obtained or disclosed in the Final Memorandum and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers. None of the Company or any of the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (iii) in breach of or in default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any material indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts") except



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         in the case of clauses (ii) and (iii) above for such violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (l) The execution, delivery and performance by the Company and the Guarantor Subsidiaries of this Agreement, the Notes, the Exchange Notes, the Note Guarantees, the Mortgages, the Indenture and the Registration Rights Agreement and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract except such conflicts, breaches, defaults or violations, that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or by-laws (or similar organizational document) of the Company or any of the Subsidiaries, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets except such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (m) The audited consolidated financial statements of the Company and its consolidated Subsidiaries included in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of such entities at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis except as otherwise stated therein. The summary and selected financial and statistical data in the Preliminary Memorandum and the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

                           (n) There is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry, investigation or legislative mandate to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Preliminary Memorandum and the Final Memorandum.

                           (o) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all material trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Preliminary Memorandum and the Final Memorandum, except where the failure to own or possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company



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         nor any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                           (p) The Company and each of the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as described in the Preliminary Memorandum and the Final Memorandum (collectively, the "Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such failure or such revocation, termination or impairment would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                           (q) Since the date of the most recent financial statements appearing in the Final Memorandum, except for the transactions contemplated by this Agreement and/or as described therein, (i) neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, either individually or taken as a whole (a "Material Change"), (ii) neither the Company nor any Subsidiary has purchased any of its outstanding capital stock, nor has the Company declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) other than as described in the Final Memorandum, there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries which would, individually or in the aggregate, constitute a Material Change.

                           (r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, condition, (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum and the Final Memorandum.


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                           (s) The Company and each of the Subsidiaries have
         filed all necessary federal, state, local and foreign income and franchise tax returns, and have paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries other than tax deficiencies which the Company or such Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves.

                           (t) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company and the Subsidiaries believe to be reliable and accurate.

                           (u) None of the Company, the Subsidiaries nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                           (v) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to any leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum and/or the Permitted Liens (as defined in the Indenture).

                           (w) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Laws, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.


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                           For purposes of this Agreement, "Environmental Laws"
         means the common law of any applicable jurisdiction and all applicable federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, law relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                           (x) Except as disclosed in the Final Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

                           (y) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses. Neither the Company nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                           (z) None of the Company nor the Subsidiaries has any material liability for any prohibited transaction (within the meaning of Section 4975(c) of the Internal Revenue Code of 1986, as amended (the "Code") or Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (or an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA) or any complete or partial withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

                           (aa) The Company and each of the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                           (bb) None of the Company nor the Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company or a


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         company controlled by an investment company within the meaning of the
         Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                           (cc) The Notes, the Exchange Notes, the Note
         Guarantees, the Mortgages, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof in the Final Memorandum.

                           (dd) Except as described in the Final Memorandum, no holder of securities of the Company nor any of the Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                           (ee) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is currently or proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or otherwise become due or (iii) otherwise insolvent.

                           (ff) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (other than the Initial Purchasers pursuant to this Agreement), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. The Company has not distributed and will not distribute any offering material in connection with the offering of the Notes other than the Final Memorandum and any Preliminary Memorandum. No securities of the same class as the Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                           (gg) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register the Notes under the Act or to qualify the Indenture under the TIA.

                           (hh) No securities of the Company or any of the Subsidiaries are of the same class (within the meaning of Rule 144A as promulgated under the Act ("Rule 144A")) as the Notes and listed on a national securities exchange registered under Section

         6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system.

                           (ii) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

                           (jj) Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of any of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Act.

                           (kk) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                           (ll) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law,
         (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or (v) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

                           (mm) Except as disclosed in the Preliminary
         Memorandum or the Final Memorandum, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any of the members of the families of any of them.

                           (nn) Neither the Company nor any of the Subsidiaries has engaged or retained any person, other than NatWest Capital Markets Limited and McDonald & Company Securities, Inc. (the "Initial Purchasers"), to act as a financial advisor, underwriter or placement agent in connection with the issuance of any of the Notes and, except for the fees and expenses payable in connection with the issuance of the Notes as described in the Final Memorandum, no person other than the Initial Purchasers has the right to receive a material amount of financial advisory, underwriting, placement, finder's or similar fees in connection with, or as a result of, the issuance of the Notes and the purchase of the Notes by the Initial Purchasers or the consummation of the other transactions contemplated hereby.

                  3. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, to purchase from the Company the principal amount of Notes set forth opposite their respective names on Schedule 1 hereto at 97.25% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each of the Initial Purchasers requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of such Initial Purchasers of the purchase price therefor by wire transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Jones, Day, Reavis & Pogue in New York, New York on April 1, 1998, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for inspection and packaging by the Initial Purchasers at such place as designated by the Initial Purchasers at least 24 hours prior to the Closing Date.

                  4. OFFERING BY THE INITIAL PURCHASERS. Subject to the terms of this Agreement, the Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. COVENANTS OF THE COMPANY AND THE SUBSIDIARIES. The Company and each of the Subsidiaries covenants and agrees with the Initial Purchasers that:

                           (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have consented.

                           (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes by the Initial Purchasers; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to execute a general consent to service of process in any jurisdiction where it is not then so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not subject.

                           (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would, in the judgment of the Company or in the reasonable opinion of counsel for the Initial Purchasers, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                           (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                           (e) The Company will apply the net proceeds from the sale of the Notes substantially as set forth under "Use of Proceeds" in the Final Memorandum.

                           (f) For a period of five years after the Closing Date, (x) the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Notes Trustee, the holders of the Notes and, as soon as available, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission and
         (y) the Company will make available, upon request, to any seller of Notes the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                           (g) [Omitted]

                           (h) None of the Company, the Subsidiaries or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of any of the Notes in a manner which would require the registration under the Act of any of the Notes.

                           (i) None of the Company nor the Subsidiaries will engage in any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering of the Notes within the meaning of Section 4(2) of the Act.

                           (j) For a period of 180 days from the date of the Final Memorandum, the Company and the Subsidiaries will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or any of its Subsidiaries that are substantially similar to the Notes (other than the Exchange Notes) without the prior written consent of the Initial Purchasers.

                           (k) During the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, the Company and the Subsidiaries will not, and will not permit any of their affiliates (as defined in Rule 144 under the Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Act.

                           (l) In connection with the offering of the Notes, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Notes by them, the Company and its Subsidiaries will not, and will cause their affiliated purchasers (as defined in the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes; and will not, and will cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes.

                           (m) Except as contemplated by the Final Memorandum, the Company and the Subsidiaries will not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained therein.

                           (n) The Company and the Subsidiaries will not take any action prior to Closing Date which would require the Final Memorandum to be amended or supplemented pursuant to Section 5(c).

                           (o) Prior to the Closing Date, the Company and the Subsidiaries will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects, without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, after notification to the Initial Purchasers, such press release or communication is required by law.

                           (p) The Company will use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and permit the Notes to be eligible for clearance and settlement through the Depository Trust Company ("DTC").

                           (q) The Company and each of the Subsidiaries will use their best efforts and will assist counsel for the Initial Purchasers, to obtain title insurance policies, in each case in form and content reasonably satisfactory to the Initial Purchasers, for each of the Pledged Properties as soon as reasonably practicable after the Closing Date. It is understood that such title insurance policies will reflect customary exceptions which are acceptable to mortgage lenders generally and that any encumbrance on a mortgaged property which existed at the time the Company or one of its Subsidiaries acquired the property shall be acceptable. Each policy obtained shall be in an amount not less than the cost basis of the applicable property as of January 25, 1998 (minus any land which has been sold since that date). The Company and each of the Subsidiaries agree that the Initial Purchasers and any subsequent holders of the Notes will suffer damages if such title insurance policies are not obtained for all of the Pledged Properties by the 60th day following the Closing Date, and further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Subsidiaries agree to pay, as liquidated damages and as the sole and exclusive remedy therefor, additional interest on the Notes ("Title Insurance Additional Interest") at the rate of 0.50% per annum commencing on the 61st day after the Closing Date. The Title Insurance Additional Interest rate on the Notes pursuant to clause (i) above shall be in addition to any Notes Additional Interest (as defined in the Registration Rights Agreement) that may be accruing pursuant to the Registration Rights Agreement. Title Insurance Additional Interest on the Notes will cease to accrue upon the earlier to occur of (A) date on which a title insurance policy, in form and content reasonably satisfactory to the Initial Purchasers, for the last of the Pledged Properties is delivered to and received by the Initial Purchasers or (B) the date on which the last of the Pledged Properties has been sold.

                           The Company shall pay any Title Insurance Additional Interest due on the Notes by depositing with the paying agent (which shall not be the Company for these purposes) for the Notes, in trust, for the benefit of the holders thereof, prior to 11:00 A.M. on the next interest payment date specified by the Indenture (or such other indenture), sums sufficient to pay the Title Insurance Additional Interest then due. Any amounts of Title Insurance Additional Interest due pursuant to this clause (q) will be payable in cash, semi-annually on each interest payment date specified by the Indenture (or such other indenture) to the record holders entitled to receive the interest payment to be made on such date, commencing with the first such date occurring after any such Title Insurance Additional Interest commences to accrue. The amount of Title Insurance Additional Interest will be determined by multiplying the applicable Title Insurance Additional Interest rate by the principal amount of the affected Notes of such holders, multiplied by a fraction, the numerator of which is the number of days such Title Insurance Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

                  6. EXPENSES. The Company and the Subsidiaries agree, jointly and severally, to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee (including reasonable fees and expenses of counsel),
(viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market, (ix) all expenses incurred in connection with the approval of the Notes for book-entry transfer by DTC, (x) the reasonable fees and disbursements of legal counsel retained by the Initial Purchasers, (xi) all other reasonable out-of-pocket expenses of the Initial Purchasers (including, without limitation, all road show expenses) incurred by the Initial Purchasers or any of their affiliates in connection with, or arising out of, the offering and sale of the Notes and (xii) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including all reasonable fees, disbursements and charges of Jones, Day, Reavis & Pogue) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

                           7. CONDITIONS OF THE INITIAL PURCHASERS'
OBLIGATIONS. The obligation of the Initial Purchasers to purchase and pay for the Notes shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                           (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Choate, Hall & Stewart, counsel for the Company, in form and substance reasonably satisfactory to counsel to the Initial Purchasers, dated the Closing Date, substantially to the effect that:

                           (i) The Company and each of the Significant
         Subsidiaries has been duly organized, is validly existing and is in good standing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of incorporation or formation, with all requisite corporate or partnership power and authority to own, lease and operate its properties and conduct its business as, to such counsel's knowledge, now conducted, and as described in the Final Memorandum; each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in those jurisdictions set forth on an annex to such opinion.

                           (ii) To such counsel's knowledge, the Company, directly or indirectly, owns all of the outstanding capital stock or other equity interests of the Significant Subsidiaries. The Company's authorized capital stock is as set forth in the Offering Memorandum. To such counsel's knowledge, all of the outstanding shares of capital stock of the corporate Significant Subsidiaries as of the Closing Date are duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, to the knowledge of such counsel, there are no (i) options, warrants or other rights to purchase from the Significant Subsidiaries, (ii) agreements or other obligations of the Significant Subsidiaries to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of, or other equity securities in, the Significant Subsidiaries outstanding.

                           (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes. The Global Note (as such term is defined in the Indenture) is in the form contemplated by the Indenture. The Global Note has been duly and validly authorized, executed and delivered by the Company and, when authenticated by the Notes Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                           (iv) The Company and each applicable Significant Subsidiary has all requisite corporate or partnership power and authority to execute, deliver and perform their obligations under the Indenture. The Indenture meets the requirements for qualification under the TIA. The Indenture has been duly and validly authorized, executed and delivered by the Company and each applicable Significant Subsidiary and constitutes a valid and legally binding agreement of the Company and each applicable Significant Subsidiary, enforceable against the Company and each applicable Significant Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                           (v) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes have been duly executed and delivered by the Company and authenticated by the Notes Trustee in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);

                           (vi) The Company and each applicable Significant Subsidiary has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each applicable Significant Subsidiary and constitutes a valid and legally binding agreement of the Company and each applicable Significant Subsidiary enforceable against the Company and each applicable Significant Subsidiary in accordance with its terms, except
         (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and
         (B) that any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

                           (vii) Each applicable Significant Subsidiary has all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under its respective Note Guarantee. Each Note Guarantee has been duly and validly authorized, executed and delivered by the applicable Significant Subsidiary and constitutes a valid and legally binding agreement of such Significant Subsidiary enforceable against such applicable Significant Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                           (viii) Each applicable Significant Subsidiary providing security for the Notes has all requisite corporate or partnership and authority to execute, deliver and perform its obligations under its respective Mortgages. Each Mortgage has been duly and validly authorized, executed and delivered by the applicable Significant Subsidiary.

                           (ix) The Company and each applicable Significant Subsidiary has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and each applicable Significant Subsidiary.

                           (x) No consent, approval, authorization or order of any court or governmental agency or body or, to the knowledge of such counsel, third party is required for the execution, delivery or performance by the Company or any applicable Significant Subsidiary of this Agreement, the Notes, the Exchange Notes, the Note Guarantees, the Mortgages, the Registration Rights Agreement or the Indenture or the consummation by the Company or any of the applicable Significant Subsidiaries of the transactions contemplated hereby or thereby that are to be completed prior to or on the date hereof, except such as have been obtained or disclosed in the Final Memorandum and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers and such as may be necessary in connection with the Mortgages and any security interests provided to the Notes Trustee for the benefit of the holders of the Notes. Such counsel may note that the Company will be required to make certain securities law filings following the Closing Date in connection with the transactions contemplated hereby.

                           (xi) The execution, delivery and performance by the Company and the applicable Significant Subsidiaries of this Agreement, the Notes, the Exchange Notes, the Private Exchange Notes, the Mortgages, the Note Guarantees, the Indenture and the Registration Rights Agreement and the consummation by the Company and the applicable Significant Subsidiaries of the transactions contemplated hereby and thereby, and the fulfillment of the terms thereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) to the knowledge of such counsel and assuming that the net proceeds of the Notes will be used as set forth in the Final Memorandum and that, except as indicated in the Final Memorandum, all credit facilities and loan agreements and related documents of the Company and the Significant Subsidiaries will be paid in full (including any applicable prepayment penalties), and terminated as of the Closing Date, the terms or provisions of any Contract to which the Company or the applicable Significant Subsidiary is a party or to which it is bound, except such conflicts, breaches, defaults or violations, that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or by-laws (or similar organizational document) of the Company or any of the Significant Subsidiaries, or (iii) to the knowledge of such counsel, any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Significant Subsidiaries or any of their respective properties or assets except such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                           (xii) Neither the Company nor any of the applicable Significant Subsidiaries is or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be an "investment company" or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                           (xiii) The Notes, the Exchange Notes, the Note Guarantees, the Mortgages, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof in the Final Memorandum.

                           (xiv) To the knowledge of such counsel, no holder of securities of the Company nor any of the Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

                           (xv) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                           (xvi) No registration under the Act of the Notes and no qualification of the Indenture under the TIA is required in connection with the sale of the Notes to the Initial Purchasers or the initial resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum, it being understood that no opinion is expressed as to any subsequent resale of the Notes in each case assuming (i) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs"), and acquire the Notes in a transaction pursuant to Rule 144A, and (ii) the accuracy of the representations and warranties of the Initial Purchasers and due performance by the Initial Purchasers of the agreements in each case as set forth in Section 8 hereof.

                           In rendering such opinion, such counsel may (A) state that such counsel's opinion is limited to the federal law of the United States and the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware, (B) rely as to matters involving the application of laws of the State of New York, upon the opinion of Jones, Day, Reavis & Pogue, counsel for the Initial Purchasers and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and the representations and warranties contained in this Agreement. It is understood that such counsel need not express any opinion as to the content of or effect on the Company or any Subsidiary, or the application to this Agreement or any other agreement contemplated hereby or the transactions contemplated hereby or thereby of any law, statute, rule or regulation relating to the acquisition, development, sale, financing, registration, licensing or similar matter relating to real estate or timeshare interests. Such counsel has not acted, and does not act, as counsel to the Company or any of its Subsidiaries in connection with any of such matters. In addition to the foregoing, such counsel shall state that is has participated in conferences with executive officers and other representatives of the Company, representatives of the Company's independent public accountants, the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and although such counsel has not independently verified and has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, and on the basis of the foregoing no facts have come to such counsel's attention to lead it to believe that the Final Memorandum and any further amendments or supplements thereto as of their respective dates and on the date of such opinion letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements (including the notes thereto), financial statement schedules and the other financial data included in the Final Memorandum). The opinion of Choate, Hall & Stewart described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                           (b) On the Closing Date, the Initial Purchasers shall have received opinions, in form and substance reasonably satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers:

                           (i) of counsel licensed in each state in which any of the Pledged Properties are located. Such opinions shall cover such matters as are reasonably requested by the Initial Purchasers, including the following: (A) each Mortgage, when filed in the appropriate recording office, will constitute a valid first lien on the Pledged Property identified therein, subject only to the lien of taxes and assessments not yet due and payable, and such covenants, conditions, and restrictions of record (other than liens for the payment of money) as existed at the time of acquisition thereof by the Guarantor

         Subsidiary executing the Mortgage and such other covenants, conditions, and restrictions of record thereafter executed by, or consented to by, the Subsidiary Guarantor executing the Mortgage which do not adversely affect the marketability of title to, or the value of, such Pledged Property; (B) the Mortgages in such state are the legal, valid and binding obligations of the Subsidiary Guarantors executing the same, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); (C) execution of the Mortgages does not violate the usury laws of the state in which the Pledged Properties are located; (D) the execution, delivery and performance by the Subsidiary Guarantors under the Mortgages do not conflict with, or constitute a default, violation or breach of, any applicable law or governmental rule or regulation, or, to the best of counsel's knowledge, any order, injunction or decree of any court or governmental instrumentality applicable to the Subsidiary Guarantors or the Pledged Properties; (E) no fees, taxes or other charges, including, without limitation, intangible, documentary, stamp, mortgage, transfer or recording taxes or similar charges are payable to such state or to any jurisdiction therein solely on account of the creation of the indebtedness and obligations secured by the Mortgages, the creation of the liens thereunder, or the filing, recording or registration of the Mortgages, except for insubstantial filing or recording fees; (F) the Mortgages are in proper form for filing for record with the applicable filing office; (G) upon filing for record of the Mortgages in the real property records of the counties in which the Pledged Properties are located, the mortgagee thereof will have a mortgage lien upon the Pledged Properties; (H) with respect to the opinion of Montana counsel, that Bluegreen Corporation of Montana is duly organized, validly existing, and in good standing under the laws of Montana, has full power and authority to execute, deliver and perform the Mortgages, that the execution, delivery and performance of the Mortgages have been duly authorized and that the persons executing the Mortgages have been duly authorized to do so; and (H) with respect to the opinion of Idaho counsel, that Bluegreen Corporation of Montana is qualified to do business as a foreign corporation in Idaho and is in good standing under the laws of Idaho.

                           In rendering such opinions, such counsel may (A) state that such counsel's opinion is limited to the federal law of the United States and the laws of the states in which the Pledged Properties are located, (B) assume (except as to any Subsidiary Guarantor organized under the laws of such state) that the Subsidiary Guarantor is validly existing under the laws of the state of its organization, has full power and authority to execute, deliver and perform the Mortgages, and that the execution, delivery, and performance of the Mortgages has been duly authorized, and that the persons executing the Mortgages on behalf of the Subsidiary Guarantor has been duly authorized to do so, (C) as to matters of fact, to the extent they deem proper, such counsel may rely upon certificates of responsible officers of the Company and the Subsidiary Guarantors.

                           (ii) of Jones, Day, Reavis & Pogue counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Jones, Day, Reavis & Pogue shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

                           (c) On the Closing Date, the Initial Purchasers shall have received:

                           (i) long-form good standing certificates for the Company and the Subsidiaries dated as of a date within ten (10) business days prior to the Closing Date, and bring-down good standing certificates dated the Closing Date;

                           (ii) Foreign qualification certificates for the Company and the Subsidiaries dated as of a date within ten (10) business days prior to the Closing Date, from the Secretary of State of each State in which any of the Company or the Subsidiaries is required to be qualified as a foreign corporation.

                           (d) On the Closing Date, the Initial Purchasers shall have received the following documents duly authorized, executed and delivered by each of the parties thereto, in form and substance satisfactory for counsel to the Initial Purchasers, dated the Closing
         Date:

                           (i)      the Note Guarantees;

                           (ii)      the Indenture;

                           (iii)    the Registration Rights Agreement; and

                           (iv)     the Mortgages and such affidavits,
                                    certifications, and documentation as may be necessary in order to record the Mortgages in the jurisdictions in which the Pledged Properties to which they relate are located.

                           (e) The Initial Purchasers shall have received from Ernst & Young LLP comfort letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which describe the procedures as the Initial Purchasers may request and Ernst & Young LLP are willing to perform and report upon.

                           (f) The representations and warranties of the Company and the Subsidiaries contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's or any Subsidiaries' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and the Subsidiaries shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

                           (g) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                           (h) The Notes shall have been approved by the NASD for trading in the PORTAL Market.

                           (i) There shall not have occurred any invalidation of Rule 144A under the Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Notes as contemplated hereby.

                           (j) There shall not have occurred any change, or any development involving a prospective change, in the general business affairs, condition (financial or otherwise), prospects or results of operations, of the Company and the Subsidiaries, taken as a whole, from that set forth in the Final Memorandum that constitutes, or is reasonably likely to constitute, a Material Adverse Effect and that makes it, in the Initial Purchasers' judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

                           (k) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company and the Subsidiaries shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company and the Subsidiaries shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

                           (l) No securities of the Company or any Subsidiary shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                           (m) The Initial Purchaser shall have received a certificate of the Company, dated the Closing Date, signed by its President and the Chief Financial Officer, to the effect that:

                           (i) The representations and warranties of the Company and the Subsidiaries contained in this Agreement are true and correct as of the date hereof and as of the Closing Date, and the Company and the Subsidiaries have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known and no condition exists that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; and

                           (iii) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and, in the case of the Final Memorandum and any amendment or supplement thereto, at all times subsequent thereto up to the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (n) The Initial Purchasers shall have received certificates from:

                           (i) the corporate clerk of the Company, dated the Closing Date, attaching certified copies of (A) all resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement, including, without limitation, approving the offering of the Notes, the entering into this Agreement, the Indenture and the Registration Rights Agreement and (B) the articles of organization and by-laws of the Company and certifying the incumbency, names and true signatures of the officers of the Company;

                           (ii) the corporate secretary or clerk of each Guarantor Subsidiary, dated the Closing Date, attaching certified copies of (A) all resolutions of the Board of Directors or similar governing body of such Guarantor Subsidiary authorizing the transactions contemplated by this Agreement, including, without limitation, approving the execution of the Note Guarantees, the entering into of this Agreement, the Indenture and the Registration Rights Agreement and (B) the charter documents and by-laws of such Guarantor Subsidiary and certifying the incumbency, names and true signatures of the officers of such Guarantor Subsidiary.

                           On or before the Closing Date, the Initial Purchasers
and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have theretofore reasonably requested from the Company and the Subsidiaries.

                           All such documents, opinions, certificates, letters,
schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company and the Subsidiaries shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. OFFERING OF NOTES; RESTRICTIONS ON TRANSFER. Each Initial Purchaser agrees with the Company that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to persons (A) whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under and in compliance with Rule 144A and (B) who received a copy of the Preliminary Memorandum prior to March 12, 1998.

                  Each Initial Purchaser represents and warrants that it is an Accredited Investor (as such term is defined in Regulation D under the Act), with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes. Each Initial Purchaser acknowledges that the Notes have not been registered under the Act and may only be sold if registered or pursuant to an exemption. Each Initial Purchaser agrees to comply with the applicable provisions of Rule 144A and Rule 144 under the Act. Each Initial Purchaser hereby acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7(a) hereof, counsel to the Company will rely upon the accuracy and truth of the representations contained in this Section 8 and each Initial Purchaser hereby consents to such reliance.

                  9. INDEMNIFICATION AND CONTRIBUTION. (a) Each of the Company and the Subsidiaries agrees to indemnify and hold harmless the Initial Purchasers and their respective affiliates, directors, officers, agents, representatives, general partners and employees, and each other person, if any, who controls such Initial Purchaser or its affiliates within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, to the full extent lawful against any losses, claims, damages, expenses or liabilities (or actions in respect thereof, including, without, limitation, shareholder derivative actions and arbitration proceedings) to which any Initial Purchaser or such other person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or any Subsidiary or based upon written information furnished by or on behalf of the Company or any Subsidiary filed with any securities association or securities exchange (each an "Application"); (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading; or (iii) any breach of any of the representations and warranties of the Company or any Subsidiary set forth in this Agreement, the Indenture, the Registration Rights Agreement, the Mortgages, and the Note Guarantees, and, subject to the provisions thereof, will reimburse, as incurred, the Initial Purchasers and each such other person for any reasonable legal or other expenses incurred by the Initial Purchasers or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, neither the Company nor any Subsidiary will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein. This indemnity agreement will be in addition to any liabilities or obligations that the Company or any Subsidiary may otherwise have to the indemnified parties. Subject to Section 9(c), neither the Company nor any Subsidiary shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior consent, which shall not be unreasonably withheld. The Company and the Subsidiaries shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchasers are or could have been a party, or indemnity could have been sought hereunder by the Initial Purchasers, unless such settlement (A) includes an unconditional written release of the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchasers.

                  (b) The Initial Purchasers severally and not jointly agree to indemnify and hold harmless the Company, the Subsidiaries, their directors, officers, affiliates, agents, representatives and employees and each person, if any, who controls the Company or any Subsidiary within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the fullest extent lawful against any losses, claims, damages, expenses or liabilities (or actions in respect thereof, including, without limitation, shareholder derivative suits and arbitration proceedings) to which the Company, any Subsidiary or any such other person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or on behalf of the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company, any Subsidiary, or any such other person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liabilities or obligations that the Initial Purchasers may otherwise have to the indemnified parties. Subject to Section 9(c), the Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their written consent, which shall not be unreasonably withheld. The Initial Purchasers shall not, without the prior written consent of the Company, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company or the Subsidiaries are or could have been a party, or indemnity could have been sought hereunder by the Company or the Subsidiaries, unless such settlement (A) includes an unconditional written release of the Company and the Subsidiaries, in form and substance reasonably satisfactory to such person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Company or the Subsidiaries.

                  (c) Promptly after receipt by an indemnified party under this
         Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs
         (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or either the Company or any of the Subsidiaries in the case of paragraph (b) of this
         Section 9, representing the indemnified parties under such paragraph
         (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party, unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
         (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions or breaches that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Subsidiaries on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (net of commissions and before deducting expenses) received by the Company or any Subsidiary bears to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary on the one hand, or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Subsidiaries and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), neither Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company or any Subsidiary, each officer of the Company or any Subsidiary and each person, if any, who controls the Company or any Subsidiary within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and such Subsidiary.

                  10. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Subsidiaries, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Subsidiaries, any of their respective officers or directors, the Initial Purchasers or any other person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. TERMINATION. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date any of the following shall have occurred:

                           (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, earthquakes, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference has had or could be likely to have a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any other event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                           (ii) there shall have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and the Subsidiaries, taken as a whole, from that set forth in the Final Memorandum that is material and adverse and that makes it, in the sole judgment of the Initial Purchasers, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum;

                           (iii) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc. or the setting of minimum prices for trading on such exchange or market shall have occurred or trading of any securities of the Company or the Subsidiaries shall have been suspended on any exchange or in any over-the-counter market;

                           (iv) a banking moratorium shall have been declared by New York, Massachusetts, Florida or United States authorities;

                           (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) any material adverse change in the financial markets of the United States or (D) any other national or international calamity or emergency which, in the case of (A), (B),
         (C) or (D) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum;

                           (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that has a material adverse effect on the financial markets in the United States, and would, in the sole judgment of the Initial Purchasers, make it impracticable or inadvisable to market the Notes;

                           (vii) the proposal, enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule order of any court or other governmental authority which, in the sole judgment of the Initial Purchasers, would have a Material Adverse Effect; or

                           (viii) any securities of the Company or any Subsidiary shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                           (b) Termination of this Agreement pursuant to this
         Section 11 shall be without liability of any party to any other party except as provided in this Section 11 and Section 10 hereof.

                  If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the purchasers, obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder; provided, however, that the Company shall have no obligation under this Section if this Agreement is terminated by reason of the failure of Initial Purchasers' counsel to deliver the opinion referred to in Section 7(b). It is understood that, if this Agreement is terminated pursuant to this Section 11, the Initial Purchasers shall not have any right to bring a claim against the Company or any Subsidiary for their benefit of the bargain.

                  12. INFORMATION SUPPLIED BY THE INITIAL PURCHASERS. The statements set forth in the last paragraph on the cover page of the Final Memorandum and paragraphs 5, 6 and 7 under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

                  13. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) NatWest Capital Markets Limited, 135 Bishopgate, London, EC2M 3XT, United Kingdom, with a copy to Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Christopher M. Kelly, Esq.; if sent to the Company, shall be mailed or delivered to the Company at Bluegreen Corporation, 5295 Town Center Road, Boca Raton, Florida 33486, with a copy to Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109,
Attention: William P. Gelnaw, Esq.

                  All such notices and communications shall be deemed to have been duly given: upon successful transmission if given via facsimile; when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiaries and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiaries contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and the other persons set forth in Section 9 and
(ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors and officers of the Company and the Subsidiaries and any person or persons who control the Company or any Subsidiary within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the other persons set forth in Section 9. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Guarantor Subsidiaries and the Initial Purchasers.

                         Very truly yours,

                         BLUEGREEN CORPORATION

                         By:    /s/ PATRICK E. RONDEAU
                                ---------------------------------
                         Name:    Patrick E. Rondeau
                         Title:   Senior Vice President

                         BLUEGREEN RESORTS MANAGEMENT, INC.

                         By:    /s/ PATRICK E. RONDEAU
                                ---------------------------------
                         Name:  Patrick E. Rondeau
                         Title: President

                         BLUEGREEN RESORTS, INC.

                         By:    /s/ PATRICK E. RONDEAU
                                ---------------------------------
                         Name:  Patrick E. Rondeau
                         Title: President

                         BLUEGREEN HOLDING CORPORATION
                         (TEXAS)

                         By:    /s/ PATRICK E. RONDEAU
                                ---------------------------------
                         Name:  Patrick E. Rondeau
                         Title: President

                         PROPERTIES OF THE SOUTHWEST ONE, INC.

                         By:    /s/ PATRICK E. RONDEAU
                                ---------------------------------
                         Name:  Patrick E. Rondeau
                         Title: Executive Vice President

                         PROPERTIES OF THE SOUTHWEST, L.P.

                         By:    /s/ PATRICK E. RONDEAU
                                ---------------------------------
                         Name:  Patrick E. Rondeau
                         Title: Executive Vice President of Its General Partner,
                                PROPERTIES OF THE SOUTHWEST ONE, INC.

                         BLUEGREEN ASSET MANAGEMENT CORPORATION

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         BLUEGREEN CAROLINA LAND, INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         BLUEGREEN CORPORATION OF MONTANA

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         BLUEGREEN CORPORATION OF TENNESSEE

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         BLUEGREEN CORPORATION OF THE ROCKIES

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         VIRGINIA LAND & FOREST CORPORATION

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         BLUEGREEN COMMUNITIES, INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         BLUEGREEN RESORTS INTERNATIONAL,
                         INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         CAROLINA NATIONAL GOLF CLUB, INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         LEISURE CAPITAL CORPORATION

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         PROPERTIES OF THE WEST, INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         BG/RDI ACQUISITION CORP.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  President

                         RDI GROUP, INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  Secretary

                         DELLONA ENTERPRISES, INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  Secretary

                         RESORT DEVELOPMENT INTERNATIONAL, INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  Secretary

                         RDI RESORT SERVICES CORPORATION

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  Secretary

                         RDI RESOURCES, INC.

                         By:     /s/ PATRICK E. RONDEAU
                                 ---------------------------------
                         Name:   Patrick E. Rondeau
                         Title:  Secretary




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above
written.

NATWEST CAPITAL MARKETS LIMITED

By:      /s/ ALTON IRBY
         ---------------------------------------
Name:    Alton Irby
Title:   Director

MCDONALD & COMPANY SECURITIES, INC.

By:      /s/ THOMAS W. MOIR, JR.
         ---------------------------------------
Name:    Thomas W. Moir, Jr.
Title:   Senior Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above
written.

NATWEST CAPITAL MARKETS LIMITED

By:      /s/ A. Irvy
         ---------------------------------------
Name:    A. Irvy
Title:   Director

MCDONALD & COMPANY SECURITIES, INC.

By:      /s/ THOMAS W. MOIR, JR.
         ---------------------------------------
Name:    Thomas W. Moir, Jr.
Title:   Senior Vice President

                                   SCHEDULE 1

         Notes
         Initial Purchaser                                      Principal Amount
         -----------------                                      ----------------

NatWest Capital Markets Limited..................................$ 55,000,000.00

McDonald & Company Securities, Inc...............................$ 55,000,000.00

Total............................................................$110,000,000.00

                                   SCHEDULE 2

                              List of Subsidiaries
                              --------------------

Subsidiary                              Percentage            Number and Type of
                                        Ownership             Shares

Bluegreen Asset Management              100%                  Common
Corp.

Bluegreen Carolina Land, Inc.           100%                  Common

Bluegreen Communities, Inc.             100%                  Common

Bluegreen Corporation Great             100%                  Common
Lakes (WI)

Bluegreen Corporation Gulf-             100%                  Common
Atlantic

Bluegreen Corporation Mid-              100%                  Common
Atlantic

Bluegreen Corporation                   100%                  Common
Midland

Bluegreen Corporation of                100%                  Common
Canada

Bluegreen Corporation of                100%                  Common
Lake Carroll

Bluegreen Corporation of                100%                  Common
Michigan

Bluegreen Corporation of                100%                  Common
Missouri

Bluegreen Corporation of                100%                  Common
Montana

Bluegreen Corporation of                100%                  Common
Ohio

Bluegreen Corporation of the            100%                  Common
Rockies

Bluegreen Corporation of                100%                  Common
Tennessee

Bluegreen Corporation                   100%                  Common
Southwest

Bluegreen Georgia                       100%                    Common
Corporation

Bluegreen Land and Realty,              100%                    Common
Inc.

Bluegreen Resorts, Inc.                 100%                    Common

Bluegreen Resorts                       100%                    Common

International, Inc.

Bluegreen Resorts                       100%                    Common
Management, Inc.

BXG Realty Tenn, Inc.                   100%                    Common

Carolina Costal Properties,             100%                    Common
Inc.

Carolina National Golf Club,            100%                    Common
Inc.

CDP Realty, Inc.                        100%                    Common

Gulf Atlantic Land & Timber             100%                    Common
Corporation

Leisure Capital Corporation             100%                    Common

New England Advertising                 100%                    Common
Corporation

Patten Corporation (DE)                 100%                    Common

Properties of the West, Inc.            100%                    Common

South Florida Aviation, Inc.            100%                    Common

Virginia Land & Forest                  100%                    Common
Corporation

Trading Corporation of South            100%                    Common
Florida

Woodland Acres, Inc.                    100%                    Common

BG/RDI Acquisition                      100%                    Common
Corporation

RDI Group, Inc.                         100%                    Common

Dellona Enterprises, Inc.               100%                    Common

Resort Development                      100%                    Common
International, Inc.

RDI Realty, Inc.                        100%              Common

Resort Ownership, Inc.                  100%              Common

RDI Vacation Club, Inc.                 100%              Common

RDI Resources, Inc.                     100%              Common

RDI Vacation Shoppe Travel,             100%              Common
Inc.

Properties of the Southwest             100%              Common
One, Inc.

Bluegreen Holding Corp.                 100%              Common
(Texas)

Properties of the Southwest,            100%              Partnership Interests
L.P.

Bluegreen Aruba N.V.                    50%               _______

Bluegreen Receivables                   100%              Common
Finance Corp. III

Bluegreen Receivables                   100%              Common
Finance Corp. VI

Bluegreen Receivables                   100%              Common
Finance Corp. VII

Bluegreen Receivables                   100%              Common
Finance Corp. VIII

Bluegreen Receivables                   100%              Common
Finance Corp. IX

                                     ANNEX I

                     Significant Subsidiaries of the Company
                     ---------------------------------------


Bluegreen Carolina Land, Inc.

Bluegreen Corporation of Montana

Bluegreen Holding Corporation (Texas)

Bluegreen Resorts, Inc.

Properties of the West, Inc.

Properties of the Southwest, L.P.

Bluegreen Corporation of the Rockies

Virginia Land & Forest Corporation